Press Release

Verint Announces Successful Completion of Multiple Capital Structure Transactions

Transactions Slightly Accretive to FYE22 Earnings Per Share

MELVILLE, N.Y., April 12, 2021 – Verint® Systems Inc. (NASDAQ: VRNT) today, in connection with the completion of the previously announced investment from funds advised by Apax Partners, announced the completion of several enhancements to its capital structure (collectively “Capital Structure Transactions”).

•The closing of the second tranche under the two-tranche investment agreement with funds advised by Apax Partners signed in December 2019 with a conversion price of $50.25 (“Apax Investment”);

•The closing of a $315 million convertible notes offering and entry into capped call transactions which brought the effective conversion price of the convertible notes to $100.00 per share;
•The repurchase of approximately 1.06 million shares of common stock, as part of the previously announced share repurchase program; and

•The repayment of approximately $260 million of its term loan facility.

“On February 1, Verint became a pure play customer engagement company and we have now completed several transactions to enhance our capital structure. We are pleased to have completed the Apax Investment and to have their support for our growth strategy. We entered our current fiscal year with strong cloud momentum, providing us with a solid foundation for future growth.” said Dan Bodner, CEO.

Jason Wright, Partner at Apax Partners added, “We are very pleased with the successful spin of Verint’s security analytics business and Verint becoming a pure play customer engagement company, well positioned for growth. Verint is a market leader and we look forward to continuing to help the company execute its cloud strategy and extend its global market leadership.”

FYE22 Outlook

We are updating our FYE22 outlook for non-GAAP diluted EPS from $2.20 to $2.23 to give effect to the Capital Structure Transactions. Our outlook reflects approximately $11 million of interest expense and approximately 75.1 million fully diluted shares outstanding for the year, and approximately $5.2 million of interest expense and 73.1 million fully diluted shares outstanding for the first quarter. The Capital Structure Transactions will be slightly more accretive next year giving effect to a full year of the transactions.

Additional Information on Capital Structure

Following the Capital Structure Transactions and after giving effect to the repayment of our existing convertible notes due in June, we will have approximately $400 million of cash, $315 million of newly-issued convertible notes, and $150 million of borrowings under our term loan. We also have an undrawn revolving credit facility of $300 million which was extended to 2026 in connection with the Capital Structure Transactions.

About Verint

Verint® (Nasdaq: VRNT) helps the world’s most iconic brands – including over 85 of the Fortune 100 companies – build enduring customer relationships by connecting work, data and experiences across the enterprise. The Verint Customer Engagement portfolio draws on the latest advancements in AI and analytics, an open cloud architecture, and The Science of Customer Engagement™ to help customers close the Engagement Capacity GapTM.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements,” including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see Verint’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and other filings Verint makes with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

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Contact:
Investor Relations
Matthew Frankel
matthew.frankel@verint.com